Exhibit 10.10

FIRST AMENDMENT TO LEASE

(iRhythm Technologies, Inc.)

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made and entered into as of February 26, 2010 (the “Effective Date”) by and between 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”) and IRHYTHM TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

This First Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:

A. By that certain Office Lease dated April 30, 2008 (the “Lease”), Landlord leased and demised to Tenant, approximately 11,064 square feet of rentable area (the “Premises”) located on the third floor of that certain building (the “Building”) commonly known as 650 Townsend, San Francisco, California.

B. Landlord and Tenant now wish to amend the Lease to extend the Term of the Lease and to make certain other modifications to the Lease, all on the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this First Amendment, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Except as expressly provided otherwise in this First Amendment, the terms that are defined in the Lease have the same meanings when used in this First Amendment.

2. Basic Lease Information.

(a) The Basic Lease Information on pages vi, vii and viii of the Lease contains the principal Lease terms applicable to the Lease through April 30, 2010. All references in the Lease to the Basic Lease Information with respect to the period between the Commencement Date of the Lease and April 30, 2010 refer to the Basic Lease Information on pages vi, vii and viii of the Lease.

(b) Notwithstanding the provisions of Section 2(a) above and notwithstanding anything to the contrary in the Lease or elsewhere in this First Amendment, Landlord and Tenant agree that (i) the schedule of Base Rent set forth in the Basic Lease Information of the Lease is hereby modified so that the monthly Base Rent payment for April 1, 2010 through April 30, 2010 shall be Sixteen Thousand Five Hundred Ninety Six Dollars ($16,596.00) and (ii) Tenant shall not be required to pay any Escalation Rent for the month of April 2010.

(c) The Amended and Restated Basic Lease Information attached hereto as Exhibit A and incorporated herein by reference (the “Restated BLI”) contains the principal Lease terms applicable to the Lease, as amended by this First Amendment, for the period from May 1, 2010 (the “Renewal Term Commencement Date”) through and including April 30, 2012 (which period is referred to herein as the “Renewal Term”). All references in the Lease, as amended hereby, to the Basic Lease Information with respect to the Renewal Term shall be deemed to refer to the Restated BLI. Section 4.1(b) of the Lease is hereby deleted.

3. Term.

(a) As of the Effective Date, the Term of the Lease shall be extended for the Renewal Term so that, unless earlier terminated as provided in the Lease, the new Expiration Date of the Lease shall be April 30, 2012. All references in the Lease to the Term shall include the Renewal Term.

(b) Sections 3.3 and 3.4 of the Lease are hereby deleted.

4. Option to Extend Term After Renewal Term.

(a) Exercise of Option to Extend Term. So long as (i) Tenant has not failed to cure any monetary defaults after applicable notice and cure periods during the one (1) year period preceding the date that Tenant exercises its Extension Option (as defined below) and (ii) Tenant has not failed to cure any monetary defaults after applicable notice and cure periods during the period beginning on the date that Tenant exercises its Extension Option and continuing until the day which precedes the commencement of the Extended Term, Tenant shall have one (1) option (the “Extension Option”) to extend the Term for an additional period of two (2) years, starting on May 1, 2012 and ending on April 30, 2014 (the “Extended Term”). To exercise Tenant’s option with respect to the Extended Term, Tenant shall give notice to Landlord not more than nine (9) months and not less than six (6) months prior to the expiration of the initial Term (“Election Notice”).

(b) Fair Market Rent. If Tenant properly and timely exercises Tenant’s Extension Option pursuant to Section 4(a) above, the Extended Term shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Rent applicable to the Premises for the Extended Term shall be one hundred percent (100%) of the “Fair Market Rent” for space comparable to the Premises as of the commencement of the Extended Term and the Operating Expense and Tax Base Years shall be 2012. “Fair Market Rent” shall mean the annual rental being charged for space comparable to the Premises in buildings comparable to the Building located in the South of Market Area of San Francisco, taking into account location, condition, existing improvements to the space, any improvements to be made to the Premises in connection with the Extended Term, and whether a brokerage commission is paid in connection with the extension.

(c) Determination of Rent. Within forty-five (45) days after the date of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extended Term. If they are unable to agree within said forty-five (45) day period, then the Fair Market Rent shall be determined as provided in Section 4(d) below.

(d) Appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Section 4(d), each of whom shall be members of the American Institute of Real Estate Appraisers and each of whom have at least five (5) years experience appraising office space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal (“Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (“Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser within ten (10) days of selection of the second appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term by the agreement of at least two (2) of the appraisers.

If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within fifteen (15) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

(e) The Extension Option shall be personal to iRhythm Technologies, Inc., a Delaware corporation, or to a Related Company, and shall terminate upon any assignment of this Lease or any sublease of the Premises, other than to a Related Company.

(f) Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to the Lease setting forth the Base Rent for the Extended Term and the new expiration date of the Term of the Lease and that the Operating Expense and Tax Base Years shall be 2012. All other terms and conditions of the Lease shall remain in full force and effect and shall apply during the Extended Term, except that: (i) there shall be no further option to extend the Term beyond the end of the Extended Term, (ii) there shall be no rent concessions, and (iii) there shall be no construction allowance, tenant improvement allowance or similar provisions.

5. Condition of the Premises. Tenant currently occupies the Premises pursuant to the terms of the Lease. As of the Renewal Term Commencement Date, Tenant acknowledges that it shall continue to lease the Premises in its “as is” condition, except that Landlord, at Landlord’s cost and expense, shall perform the work described in Exhibit B (“Landlord’s Work”) attached hereto. Except as set forth in Exhibit B, Landlord has no obligation to make or pay for any other improvements or alterations in the Premises or in the Building in connection with the extension of the Term for the Renewal Term as described herein. (Landlord acknowledges and agrees that the foregoing sentence is not intended to alter Landlord’s ongoing repair and maintenance obligations that are expressly provided for in the Lease.

6. First Refusal Right.

(a) Tenant shall have a one-time right of first refusal (a “First Refusal Right”) to lease certain premises that are located in Suite 315 of the Building, as more particularly shown on Exhibit C attached hereto (the “First Refusal Space”) at such time as all or any portion of the First Refusal Space becomes vacant and available for lease during the Term. Tenant’s First Refusal Right shall be triggered by Landlord’s receipt of a bona fide offer to lease the vacant and available First Refusal Space (“Bona Fide Offer”) from a third party that Landlord is willing to accept. Upon receipt of such Bona Fide Offer, Landlord shall provide notice to Tenant of such receipt (“Landlord’s Lease Notice”) together with the terms and conditions of the Bona Fide Offer. Tenant shall have five (5) business days after Tenant’s receipt of Landlord’s Lease Notice to exercise its First Refusal Right to lease all, but not a part of, the First Refusal Space described in Landlord’s Lease Notice. If Tenant does not deliver its notice of intent to lease such First Refusal Space within five (5) business days after Tenant’s receipt of Landlord’s Lease Notice, then Tenant’s First Refusal Right will lapse and be of no further force and effect and Landlord may lease the First Refusal Space to a third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant; provided, however, that if the base rent to be paid by such party for the First Refusal Space (factoring in any applicable rent abatements or concessions) or other economic terms are more than ten percent (10%) more favorable (“Better Terms”) than the terms initially offered in the Bona Fide Offer accompanying Landlord’s Lease Notice, Landlord shall offer the First Refusal Space to Tenant at the Better Terms in accordance with the procedure contained in this Section 6 before leasing the First Refusal Space to such third party, provided that Tenant shall deliver its notice of intent to lease the First Refusal Space at such Better Terms within three (3) business days after Tenant’s receipt of Landlord’s notice. Time is of the essence with respect to the provisions of this Section 6.

(b) Notwithstanding anything herein to the contrary, Tenant shall have no First Refusal Right and Landlord need not provide Tenant with Landlord’s Lease Notice, if: (i) Tenant is in default beyond applicable notice and cure periods under this Lease at the time Landlord would otherwise deliver the Landlord’s Lease Notice; (ii) the Premises, or more than 25% of the Premises, is sublet to an entity other than a Related Company at the time Landlord would otherwise deliver the Landlord’s Lease Notice; (iii) the Lease has been assigned to an entity other than a Related Company prior to the date Landlord would otherwise deliver the Landlord’s Lease Notice; or (iv) Tenant or a Related Company is not occupying the Premises on the date that Landlord would otherwise deliver the Landlord’s Lease Notice. The rights of Tenant hereunder with respect to the First Refusal Space shall terminate on the earlier to occur of: (x) Tenant’s failure to exercise its First Refusal Right within five (5) business days after Tenant’s receipt of Landlord’s Lease Notice (subject to Landlord’s obligation to re-offer the First Refusal Space as set forth in Section 6(a) above), and (y) the date that Landlord would have provided Tenant the Landlord’s Lease Notice if one or more of the conditions set forth above is satisfied.

(c) If Tenant exercises its First Refusal Right as provided above, the term for the applicable First Refusal Space shall commence upon the commencement date stated in the Landlord’s Lease Notice and thereupon such First Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Landlord’s Lease Notice shall govern Tenant’s leasing of such First Refusal Space and only to the extent that they do not conflict with the Landlord’s Lease Notice, the terms and conditions of this Lease shall apply to such First Refusal Space. The First Refusal Space (including improvements and personal property, if any) shall be accepted by Tenant in its “as-is” condition and as-built configuration existing on the earlier of the date Tenant takes possession of the First Refusal Space or as of the date the term for such First Refusal Space commences, unless the Landlord’s Lease Notice specifies any work to be performed by Landlord in the First Refusal Space, in which case Landlord shall perform such work in the First Refusal Space. If Tenant exercises its First Refusal Right, Landlord shall prepare an amendment (the “Expansion Amendment”) adding the First Refusal Space to the Premises on the terms set forth in the Landlord’s Lease Notice and reflecting the changes in Base Rent, Tenant’s Percentage Share and other appropriate terms. A copy of the Expansion Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Tenant’s notice exercising its First Refusal Right, and (ii) subject to Landlord’s and Tenant’s agreement regarding the form of such amendment, executed by Tenant and returned to Landlord within ten (10) business days thereafter, but an otherwise valid exercise of the First Refusal Right contained herein shall, at Landlord’s option, be fully effective whether or not the Expansion Amendment is executed.

(d) Notwithstanding anything herein to the contrary, if the First Refusal Space becomes available during the last six (6) months of the Renewal Term, Tenant may not exercise its First Refusal Right unless it simultaneously exercises its Extension Option set forth herein.

(e) Notwithstanding anything set forth in this Lease to the contrary, the First Refusal Right set forth in this Section 6 shall be personal to iRhythm Technologies, Inc., as Tenant, and any Related Company to which iRhythm Technologies, Inc. has assigned this Lease as permitted in accordance with the Lease and may only be exercised by iRhythm Technologies, Inc. or any Related Company described above, and may not be exercised by any other assignee, or any sublessee, or other transferee of iRhythm Technologies, Inc.’s interest in this Lease.

7. Relocation. Landlord shall not have the right at any time during the Term to relocate the Premises to other space in the Building without Tenant’s prior written consent.

8. SNDA. Notwithstanding anything to the contrary in the Lease, (a) Landlord shall use commercially reasonable efforts to obtain, at no expense to Tenant from the existing Encumbrancer, a subordination, non-disturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit D, and concurrently with the existing Encumbrancer’s execution of the SNDA, Tenant shall execute and acknowledge such SNDA, and (b) if any future Encumbrancer requests that the Lease, as amended, be subordinated to its Encumbrance, then Tenant agrees to subordinate the Lease, as amended, to such Encumbrance or if the Lease becomes subordinate to a future Encumbrance pursuant to the terms of the Lease, and, if Tenant so requests, Landlord and Tenant shall mutually use commercially reasonable efforts to obtain, from such Encumbrancer, an SNDA on commercially reasonable terms. Landlord’s inability to obtain an SNDA as described above, despite Landlord’s commercially reasonable efforts to do so, shall not constitute a default by Landlord under this Lease.

9. Brokers. As a material inducement to Landlord to enter into this First Amendment, Tenant represents and warrants to Landlord that, as of the date of this First Amendment: Tenant has had no dealings with any broker, agent or finder (“Broker”) in connection with the execution of this First Amendment other than The CAC Group (“Landlord’s Broker”) and Jones Lang LaSalle (“Tenant’s Broker”), and Tenant knows of no Broker (other than Landlord’s Broker and Tenant’s Broker), who is entitled to a commission in connection with this First Amendment. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any Broker occurring by, through or under Tenant (other than Landlord’s Broker and Tenant’s Broker).

10. No Further Amendment. Except as amended by this First Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This First Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this First Amendment. All provisions of the Lease affected by this First Amendment shall be deemed amended regardless of whether so specified in this First Amendment. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this First Amendment, then the provisions of this First Amendment shall control.

11. Governing Law. This First Amendment shall be construed in accordance with and governed by the laws of the State of California.

12. Execution. This First Amendment shall not be effective until executed by all of the parties hereto. This First Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

13. Partial Invalidity. If any one or more of the provisions contained in this First Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

14. Effective Date of Amendment. The effective date of this First Amendment and each and every provision herein is the Effective Date unless otherwise stated herein.

15. Representations and Warranties by Tenant. As a material inducement to Landlord to enter into this First Amendment, Tenant represents and warrants to Landlord that, as of the date of this First Amendment:

(a) The Lease is in full force and effect. There are no defaults by Tenant under the Lease, or, to Tenant’s actual knowledge, without inquiry, Landlord, and, to Tenant’s actual knowledge, without inquiry, no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease. To Tenant’s actual knowledge, Tenant currently has no defenses or rights of offset under the Lease.

(b) Tenant has full right, power and authority to enter into this First Amendment. The Lease, as amended by this First Amendment, is a binding and enforceable obligation of Tenant.

(c) Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises, or the right to occupy all or any part of the Premises, by, through or under Tenant.

16. Surrender. Tenant shall have no restoration obligations at the expiration or earlier termination of the Lease with respect to Landlord’s Work.

17. Counterparts. This First Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this First Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC,
a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

			By:	/s/ Lynn Tolin
			Name:	Lynn Tolin
			Its:	Senior Vice President

TENANT:

IRHYTHM TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Its:	Executive Vice President, Chief Financial Officer

EXHIBIT A

AMENDED AND RESTATED BASIC LEASE INFORMATION

APPLICABLE ON AND AFTER RENEWAL TERM COMMENCEMENT DATE

Lease Date:	April 30, 2008

Date of Amendment:	First Amendment to Lease, dated February 26, 2010 (the “First Amendment”)

Landlord:	650 Townsend Associates LLC, a Delaware limited liability company

Tenant:	iRhythm Technologies, Inc., a Delaware corporation

Premises:	Approximately 11,064 square feet of rentable area located on the third floor of the Building, commonly referred to as Suite 380, as shown on the Floor Plan attached to the Lease as Exhibit A

Lease Commencement Date:	May 14, 2008

Renewal Term Commencement Date:	May 1, 2010

Expiration Date:	April 30, 2012

Term:	The period from the Lease Commencement Date to the Expiration Date

Base Rent for the Renewal Term:

For the period from May 1, 2010 through April 30, 2011:

Annual Base Rent/Sq. Ft. (Net of Electrical):

$18.00 per rentable square foot

Monthly Base Rent (Net of Electrical):

$16,596.00

For the period from May 1, 2011 through April 30, 2012:

Annual Base Rent/Sq. Ft. (Net of Electrical):

$19.00 per rentable square foot

Monthly Base Rent (Net of Electrical):

$17,518.00

Operating Expense Base Year:	Calendar year 2010

Tax Base Year:	Calendar year 2010

Tenant’s Percentage Share:	1.71%

Permitted Use:	General office use, research, development and administrative and other office-related activities

Security Deposit:	$91,278.00

Building Directory Spaces:	One (1) directory strip

Parking Spaces:	Two (2) unreserved parking spaces on the roof level of the Project parking garage

Tenant’s Address:	650 Townsend Street, Suite 380 San Francisco, CA 94103 Attn: Chief Financial Officer

Landlord’s Address for Notices:	650 Townsend Associates LLC c/o TMG Partners 100 Bush Street, Suite 2600 San Francisco, CA 94104 Attn: Lynn Tolin

Landlord’s Address for Payments:	650 Townsend Associates LLC P.O. 49034 San Jose, CA 95161-9034

Brokers (for First Amendment only):	Landlord’s Broker: The CAC Group Tenant’s Broker: Jones Lang LaSalle

Exhibits:

Exhibits to the Lease:

Exhibit A: Floor Plan of the Premises

Exhibit B: Rules and Regulations

Exhibit C: RESERVED

Exhibit D: Confirmation of Lease Term

Exhibit E: Landlord’s Personal Property

Exhibit F: Form of Letter of Credit

Exhibits to the First Amendment to Lease: Exhibit A-Amended and Restated BLI Exhibit B-Landlord’s Work Exhibit C-First Refusal Space Exhibit D-SNDA Form for Existing Encumbrancer

EXHIBIT B

WORK LETTER

(iRhythm Technologies, Inc.)

This Work Letter (“Agreement”) is attached to and forms a part of the First Amendment to Lease, dated February 26, 2010 (the “First Amendment to Lease”), by and between 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”) and IRHYTHM TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), relating to certain premises (“Premises”) as more particularly described in the First Amendment to Lease. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the First Amendment to Lease. Landlord and Tenant agree as follows with respect to the improvements to be installed in the Premises:

1. PLANS AND SPECIFICATIONS

A.	Approved Plan. The floor plan, as drafted by Form 4 Architecture, dated January 12, 2010, for construction of certain improvements to the Premises by Landlord is hereby approved by Landlord and Tenant and attached hereto as Exhibit B-1 (the “Approved Plan”).

B.	Tenant Improvements. Landlord shall be responsible to perform the work shown in the Approved Plan pursuant to the terms of this Agreement. All such work is referred to herein as the “Tenant Improvements”.

2. CONSTRUCTION OF TENANT IMPROVEMENTS.

A.	Construction by Landlord. Landlord shall cause construction of the Tenant Improvements to be completed in a good and workmanlike manner, free of defects and using new materials and equipment of good quality, and in accordance with applicable laws. Landlord shall use commercially reasonable efforts to complete the Tenant Improvements by May 1, 2010. If Landlord fails to complete Landlord’s Work by July 1, 2010, subject to extension as a result of circumstances beyond Tenant’s reasonable control, Tenant shall be entitled to abate Base Rent under the Lease until such time as the Tenant Improvements are completed.

B.	Tenant Improvements Costs. Subject to the provisions in Section 3 below regarding changes to the Approved Plan, Landlord shall pay for all costs incurred by Landlord for the design and construction of the Tenant Improvements.

3. CHANGE REQUESTS.

A.

No changes to the Approved Plan requested by Tenant shall be made without Landlord’s prior approval, which approval shall not be unreasonably withheld; provided, however, no change request shall affect the structure of the Building. Any changes to the Approved Plan shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made. Tenant shall not instruct or direct Landlord’s contractor, workmen, subcontractors, material suppliers, or others performing the construction of the Tenant Improvements. Tenant shall direct all inquiries and requests relating to the construction work to Landlord or Landlord’s designated agent. Tenant shall be responsible for any added costs or delays resulting from Tenant’s actions which are contrary to this Section 3.

B.	Tenant shall pay Landlord in cash, within thirty (30) days after receipt of an itemized written bill from Landlord, any additional costs for changes requested by Tenant, including, without limitation, architectural fees and increases in construction costs caused by the delay. A change request shall constitute an agreement by Tenant to any reasonable delay in substantial completion caused by reviewing, processing and implementing the change. Substantial completion of the Tenant Improvements shall be deemed to have occurred on the date it would have otherwise occurred but for any such delays.

C.	As soon as reasonably possible after receipt of a written change request from Tenant, Landlord shall notify Tenant of Landlord’s approval or disapproval of the request; and, if the request is approved, of an estimated increase in costs, if any, and an estimate of the effect the change shall have on the projected date for substantial completion of the Tenant Improvements.

D.	Landlord shall have the authority, without the consent of Tenant, to order minor changes in the Tenant Improvements not involving an increase in cost to Tenant or a delay in the substantial completion of the Tenant Improvements and not inconsistent with the intent of the Approved Plan.

4. COOPERATION. Landlord and Tenant shall cooperate and Landlord shall diligently assist the contractor in completing construction of the Tenant Improvements.

5. TENANT DELAYS. If substantial completion of the Tenant Improvements is delayed and the cause of the delay is attributable to Tenant, then the date of substantial completion of the Tenant Improvements shall be the date that substantial completion would have occurred but for such delay. Delays attributable to Tenant shall include those caused by:

A.	Tenant’s request for special materials, finishes or installations not included in the Approved Plan which are not readily available;

B.	Tenant’s change requests pursuant to this Exhibit B that result in delays; and

C.	Interference with Landlord’s work caused by Tenant or by Tenant’s agents.

6. SUBSTANTIAL COMPLETION. Within three (3) business days after Landlord notifies Tenant that the Tenant Improvements are “substantially completed”, Landlord and Tenant (or their respective designated representatives) shall conduct a walk-through inspection of the Premises and agree on those items, if any, to be included on a punchlist (the “Punchlist”). Punchlist items shall only be those items of a type customarily found on an architectural punchlist, the correction and completion of which will not materially interfere with Tenant’s use and occupancy of the Premises.

The Tenant Improvements shall be deemed to be “substantially completed” for the purposes of this First Amendment to Lease at such time as the Tenant Improvements have been completed, except for (a) mechanical adjustments and items on the Punchlist, and (b) any long-lead time items requested by Tenant. Landlord shall complete all Punchlist items within thirty (30) days after the date of substantial completion of the Tenant Improvements.

EXHIBIT B-1

APPROVED PLAN

[see attached]

[Diagram intentionally omitted]

[Diagram intentionally omitted]

EXHIBIT C

First Refusal Space

[see attached]

[Diagram intentionally omitted]

EXHIBIT D

SNDA Form for Existing Encumbrancer

[see attached]

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

GIBSON, DUNN & CRUTCHER LLP

333 South Grand Avenue

Los Angeles, California 90071

Attention: Jesse Sharf

SPACE ABOVE THIS LINE FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of February 26, 2010, between Wachovia Bank, National Association, a national banking association (“Lender”), and iRhythm Technologies, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. Tenant is the tenant under that certain lease dated April 30, 2008, as amended by that certain First Amendment to Lease, dated February 26, 2010 (together, the “Lease”) with 650 Townsend Associates LLC, a Delaware limited liability company (“Landlord”), of premises described in the Lease (the “Premises”) and located in a certain office building known as 650 Townsend Street located in San Francisco, California, and more particularly described in Exhibit A attached hereto and made a part hereof (such office building, including the Premises, is hereinafter referred to as the “Property”).

B. This Agreement is being entered into in connection with a mortgage loan (the “Loan”) made by Lender to Landlord, which is secured by, among other things: (a) a first deed of trust to secure debt on and of the Property (the “Security Instrument”) recorded with the registry or clerk of the county in which the Property is located (the “Official Records”); and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) recorded in the Official Records. The Security Instrument and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

C. Tenant acknowledges that Lender will rely on this Agreement in connection with any transactions with Landlord relating to the Loan.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.

Tenant agrees that the Lease and all of its terms (including, but not limited to, any purchase options or rights of first offer or refusal to purchase) are and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof. At the option of Lender upon notice to Tenant, at any time and from time to time, the Lease shall be superior to the Security Documents.

II.	Lender agrees that, if Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Security Instrument or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

III.	Tenant agrees that, in the event of a foreclosure of the Security Instrument by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its Landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease. In such event, subject to the conditions contained herein (including in Paragraph II above), the Lease shall continue as a direct lease between Lender, as landlord, and Tenant, as tenant. In the event such foreclosure results in the termination of the Lease, Tenant agrees to execute and deliver to Lender a new lease upon the same terms and conditions as are set forth in the Lease for the unexpired term of the Lease which remained prior to such termination.

IV.	Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

A.	liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord) other than continuing defaults to the extent continuing after Lender succeeds to the interest of Landlord under the Lease, or

B.	subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

C.	bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord) unless actually received by Lender, or

D.	bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

E.	accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

F.	bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender except pursuant to the express terms of the Lease.

V.	Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Security Instrument shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

VI.	Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. Lender shall have the right, without Tenant’s consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure of the Security Instrument or to exercise any other remedies under the Security Documents.

VII.	Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

VIII.	[Intentionally deleted.]

IX.	Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States postal service depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

iRhythm Technologies, Inc.

650 Townsend Street, Suite 380

San Francisco, CA 94103

Attn: Chief Financial Officer

If to Lender:

Wachovia Bank, National Association

One First Union Center, TW-16

301 South College Street

Loan Number 505850265

Charlotte, North Carolina 28288-0122

Attention: Real Estate Capital Markets Structured Finance

With a copy to:

Stephanie B. Parsons

Relationship Associate

SSG-Institutional Clients Group

Wachovia Bank, NA

a Wells Fargo Company

999 Waterside Drive, 6th floor

Norfolk, VA 23510

Mail Code VA-5247

And a copy to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

Attention: Jesse Sharf

X.

The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively;

provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

XI.	If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

XII.	Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

XIII.	This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Witness the execution hereof as of the date first above written.

LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

TENANT:	IRHYTHM TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC,
a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

By:
Name:
Its:

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]]

STATE OF NORTH CAROLINA	)
	)	SS.
COUNTY OF MECKLENBURG	)

On                 , 200    , personally appeared the above named                                         , a                                          of Wachovia Bank, National Association, a national banking association, and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public
My commission expires:

State of California	)

County of	)

On                      before me,                     , a Notary Public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

State of California	)

County of	)

On                      before me,                     , a Notary Public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

Legal Description of the Property

[see attached]

A-1

LEGAL DESCRIPTION

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

All of Lot 9, Assessor’s Block 3783, as shown on that certain map entitled, “Parcel Map of a Portion of 100 Vara Block No. 412, Also Being a Portion of Assessor’s Block 3783”, which map was filed in the Office of the Recorder of the City and County of San Francisco, State of California on November 29, 1988 in Book 38 of Parcel Maps at Page 36.

Parcel 2:

Non-exclusive easements as set forth in that certain Grant of Easement With Covenants and Restrictions Affecting Land dated as of December 29, 1988, by and between Bay West Showplace Investors, a California limited partnership, and Portman/Bay West Apparel Partners, a California partnership, recorded on December 30, 1988 in Reel E775, Image 1598, Series No. E296406, Official Records, and as amended by the First Amendment thereto dated June 19, 1998, by and between Bay West Showplace Investors, a California limited partnership, and Zero, LLC, a California limited liability company, recorded on June 25, 1998, Reel H162, Image 291, Series No. 98-G376431, Official Records.

APN: 3783-009

2